UNITED STATES COMMODITY FUNDS LLC

General Partner of the United States 12 Month Natural Gas Fund, LP

March 25, 2021

Dear United States 12 Month Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2020 financial statements for the United States 12 Month Natural Gas Fund, LP (ticker symbol “UNL”). We have mailed this statement to all investors in UNL who held shares as of December 31, 2020 to satisfy our annual reporting requirement under federal commodities laws. In addition, we have enclosed a copy of the current United States Commodity Funds LLC (“USCF”) Privacy Policy applicable to UNL. Additional information concerning UNL’s 2020 results may be found by referring to UNL’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USCF’s website at www.uscfinvestments.com. You may also call USCF at 1-800-920- 0259 to speak to a representative and request additional material, including a current UNL Prospectus.

USCF is the general partner of UNL. USCF is also the general partner or sponsor and operator of several other commodity-based exchange-traded funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Natural Gas Fund, LP	(ticker symbol: UNG)	United States Copper Index Fund	(ticker symbol: CPER)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Brent Oil Fund, LP	(ticker symbol: BNO)

Information about these other funds is contained within the Form 10-K as well as in the current UNL Prospectus. Investors in UNL who wish to receive additional information about these other funds may do so by going to the USCF website at www.uscfinvestments.com.

You may also call USCF at 1-800-920-0259 to request additional information.

Thank you for your continued interest in UNL.

Regards,

/s/ John P. Love

John P. Love

President and Chief Executive Officer

United States Commodity Funds LLC

*This letter is not an offer to buy or sell securities. Investment in UNL or any other funds should be made only after reading such fund’s prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

UNITED STATES COMMODITY FUNDS LLC

PRIVACY POLICY

Effective Date: January 1, 2020

Last Updated: December 18, 2019

Introduction

This document sets forth the Privacy Policy of (i) the United States Commodity Funds LLC (the “Company”), (ii) each of the statutory trusts for which the Company serves as sponsor, the United States Commodity Index Funds Trust (the “Index Funds Trust”) and the USCF Funds Trust (together with the Index Funds Trust, the “Trusts”), and (iii) each of the funds for which the Company serves as the general partner or as sponsor as set forth in Appendix A, which may be amended from time to time (each a “Fund” and together, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under federal legislation. The Company is a commodity pool operator registered with the Commodity Futures Trading Commission. This Privacy Policy covers the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

In the course of doing business with Fund shareholders, the Company and the Trusts may collect or have access to nonpublic personal information about Fund shareholders. Shares of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company. However, the Company may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors. This information may include information received from investors and information about investors’ holdings and transactions in shares of the Funds.

“Nonpublic personal information” is personally identifiable financial information about Fund shareholders. For example, it includes Fund shareholders’ social security numbers, account balances, bank account information and investors’ holdings and transactions in shares of the Funds.

The Company, the Trusts and the Funds may collect this information from the following sources:

•	Information about shareholder transactions with us and our service providers, or others;
•	Information we receive from consumer reporting agencies (including credit bureaus);
•	Information we may receive from shareholders.

Disclosure of Nonpublic Personal Information

The Company, the Trusts and the Funds do not sell or rent investor information of the Funds. The Company, the Trusts and the Funds only disclose nonpublic personal information collected about Fund investors as permitted by law. For example, the Company, the Trusts and the Funds may disclose nonpublic personal information about Fund investors:

•	To companies that act as service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals; maintain shareholder accounts, and in connection with the servicing or processing of transactions of the Trusts or the Funds;
•	To government entities, in response to subpoenas, court orders, judicial process or to comply with laws or regulations;
•	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities, or to collect unpaid debts; and

•	When shareholders direct us to do so or consent to the disclosure, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the disclosure by the Company, the Trusts or the Funds of non-public personal information under the circumstances described above.

Protection of Investor Information

The Company, the Trusts and the Funds holds Fund investor information in the strictest confidence. Accordingly, the Company’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential. In addition, access to nonpublic personal information about shareholders is limited to our employees and in some cases to third parties (for example, the service providers described above) as permitted by law.

The Company, the Trusts and the Funds maintains safeguards that comply with federal standards to protect investor information. The Company restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities. Third parties with whom the Company, the Trusts and the Funds share Fund investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The privacy policy of the Company, the Trusts and the Funds applies to both current and former Fund investors. The Company, the Trusts and the Funds will only disclose nonpublic personal information about a former investor to the same extent as for a current Fund investor.

Your California Privacy Rights

If you are a California resident, California law provides you with specific rights regarding your personal information, including the right to request that we disclose certain information to you about the collection and use of your personal information over the past 12 months; the right to request that we delete any of your personal information that we have collected from you, subject to certain exceptions; and the right to opt-out of the “sale” of your personal information, as defined by California law. To make such a request, contact us at 1-800-920-0259 or uscfinvestments.com. Please note that we are only required to respond to two such requests per customer each year.

You also have the right not to be discriminated against if you exercise any of your rights under California privacy law.

The Company may have collected the following categories of personal information of California residents in the past 12 months:

•	Identifiers such as a name, Internet Protocol address, email address, or other similar identifiers.
•	Categories of personal information described in subdivision (e) of California Civil Code Section 1798.80.
•	Commercial information, including records of sales or purchases.
•	Internet or other electronic network activity information.
•	Geolocation data.
•	Professional or employment-related information.

Please note that these rights do not apply to personal information collected, processed, sold, or disclosed pursuant to the federal Gramm- Leach-Bliley Act and implementing regulations. Please review the privacy notices in the Appendix below for more information about how we collect, process, sell, and disclose personal information pursuant to these laws and regulations.

This information is collected and used for the purposes disclosed in this Privacy Policy. The Company has not sold personal information of California residents in the past 12 months. The Company may have disclosed any of the above categories of personal information pursuant to an individual’s consent or under a written contract with a service provider for a business purpose in the past 12 months.

Changes to Privacy Policy

The Company, the Trusts and the Funds may modify or amend this Privacy Policy from time to time. The Company will indicate the date when it was most recently updated and its effective date. If there are changes to the privacy policy in the future, a revised privacy policy with those changes will be communicated through an appropriate channel to Fund investors as long as they continue to be Fund investors.

APPENDIX A

UNITED STATES COMMODITY FUNDS LLC,

GENERAL PARTNER OF

UNITED STATES OIL FUND, LP

UNITED STATES NATURAL GAS FUND, LP

UNITED STATES 12 MONTH OIL FUND, LP

UNITED STATES GASOLINE FUND, LP

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

UNITED STATES BRENT OIL FUND, LP

AND

SPONSOR OF

UNITED STATES COMMODITY INDEX FUND

UNITED STATES COPPER INDEX FUND

EACH A SERIES OF

UNITED STATES COMMODITY INDEX FUNDS TRUST

UNITED STATES COMMODITY FUNDS LLC

UNITED STATES COMMODITY INDEX FUNDS TRUST

USCF FUNDS TRUST

EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS

GENERAL PARTNER OR SPONSOR

Privacy Notice

FACTS	WHAT DO UNITED STATES COMMODITY FUNDS LLC (THE “COMPANY”), THE UNITED STATES COMMODITY INDEX FUNDS TRUST AND THE USCF FUNDS TRUST (EACH A “TRUST” AND TOGETHER, THE “TRUSTS”) AND EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS GENERAL PARTNER OR SPONSOR (EACH A “FUND” AND TOGETHER, THE “FUNDS”) DO WITH PERSONAL INFORMATION?
Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.
What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•         Social Security number

•         account balances

•         account transactions

•         transaction history

•         wire transfer instructions

•         checking account information

When you are no longer our customer, we continue to share your information as described in this notice.

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons the Company and the Trusts choose to share; and whether you can limit this sharing.

Reasons we can share your personal information	Do we share?	Can you limit this sharing?
For our everyday business purposes - such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes - to offer our products and services to you	No	We don’t share
For joint marketing with other financial companies	No	We don’t share
For our affiliates’ everyday business purposes - information about your transactions and experiences	Yes	No
For our affiliates’ everyday business purposes - information about your creditworthiness	No	We don’t share
For our affiliates to market to you	No	We don’t share
For non-affiliates to market to you	No	We don’t share
Questions? Call 1-510-522-9600 or go to www.uscfinvestments.com

UNITED STATES COMMODITY FUNDS LLC

UNITED STATES COMMODITY INDEX FUNDS TRUST

USCF FUNDS TRUST

EACH OF THE FUNDS FOR WHICH THE COMPANY SERVES AS

GENERAL PARTNER OR SPONSOR

Privacy Notice

What we do
How do the Company, the Trusts and the Funds protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.
How do the Company, the Trusts and the Funds collect my personal information?

We collect your personal information, for example, when you

■         open an account

■         provide account information

■         give us your contact information

■         make a wire transfer

■         tell us where to send the money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

■         sharing for affiliates’ everyday business purposes - information about your creditworthiness

■         affiliates from using your information to market to you

■         sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates

Companies related by common ownership or control. They can be financial and non-financial companies.

■        Our affiliates include companies which are subsidiaries of Wainwright Holdings, Inc., such as USCF Advisers LLC

Non-affiliates

Companies not related by common ownership or control. They can be financial and non- financial companies.

■        The Company, the Trusts and the Funds do not share with non-affiliates so they can market to you

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. ■ The Company, the Trusts and the Funds do not conduct joint marketing.

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

FINANCIAL STATEMENTS

For the years ended December 31, 2020, 2019 and 2018

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2020, 2019 and 2018 is accurate and complete.

By United States Commodity Funds LLC, as General Partner

By:	/s/ John P. Love
John P. Love
President & Chief Executive Officer of United States Commodity Funds LLC
On behalf of United States 12 Month Natural Gas Fund, LP

Spicer Jeffries LLp

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

United States 12 Month Natural Gas Fund, LP

Opinions on the Financial Statements

We have audited the accompanying statements of financial condition of United States 12 Month Natural Gas Fund, LP (the “Fund”) as of December 31, 2020 and 2019, including the schedule of investments as of December 31, 2020 and 2019, and the related statements of operations, changes in partners’ capital and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States 12 Month Natural Gas Fund, LP as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinions.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

We have served as the Fund’s auditor since 2008.

Denver, Colorado
March 5, 2021

United States 12 Month Natural Gas Fund, LP

Statements of Financial Condition

At December 31, 2020 and December 31, 2019

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents (at cost $6,497,522 and $2,990,732, respectively) (Notes 2 and 5)	$6,497,522	$2,990,732
Equity in trading accounts:
Cash and cash equivalents (at cost $845,621 and $803,973, respectively)	845,621	803,973
Unrealized gain (loss) on open commodity futures contracts	(21,964)	(435,678)
Receivable from General Partner (Note 3)	60,535	74,302
Dividends receivable	9	658
Interest receivable	174	247
Prepaid license fees	983	—
Prepaid insurance*	96	120

Total Assets	$7,382,976	$3,434,354

Liabilities and Partners’ Capital
General Partner management fees payable (Note 3)	$4,095	$2,759
Professional fees payable	25,000	57,027
Brokerage commissions payable	391	571
Directors’ fees payable*	2,030	103

Total Liabilities	31,516	60,460

Commitments and Contingencies (Notes 3, 4 & 5)

Partners’ Capital
General Partners	—	—
Limited Partners	7,351,460	3,373,894
Total Partners’ Capital	7,351,460	3,373,894

Total Liabilities and Partners’ Capital	$7,382,976	$3,434,354

Limited Partners’ shares outstanding	950,000	400,000
Net asset value per share	$7.74	$8.43
Market value per share	$7.59	$8.39

*	Certain prior year amounts have been reclassified for consistency with the current presentation.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Schedule of Investments

At December 31, 2020

	Notional Amount	Number of Contracts	Fair Value/Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Commodity Futures Contracts - Long
United States Contracts
NYMEX Natural Gas Futures NG February 2021 contracts, expiring January 2021	$625,427	23	$(41,457)	(0 .56)
NYMEX Natural Gas Futures NG March 2021 contracts, expiring February 2021	595,284	23	(14,304)	(0 .19)
NYMEX Natural Gas Futures NG April 2021 contracts, expiring March 2021	522,925	22	35,435	0 .48
NYMEX Natural Gas Futures NG May 2021 contracts, expiring April 2021	568,664	23	18,986	0 .26
NYMEX Natural Gas Futures NG June 2021 contracts, expiring May 2021	579,127	23	21,403	0 .29
NYMEX Natural Gas Futures NG July 2021 contracts, expiring June 2021	589,700	23	27,850	0 .38
NYMEX Natural Gas Futures NG August 2021 contracts, expiring July 2021	561,704	22	35,596	0 .48
NYMEX Natural Gas Futures NG September 2021 contracts, expiring August 2021	618,613	23	5,147	0 .07
NYMEX Natural Gas Futures NG October 2021 contracts, expiring September 2021	652,383	23	(21,953)	(0 .30)
NYMEX Natural Gas Fututes NG November 2021 contracts, expiring October 2021	649,795	22	(34,675)	(0 .47)
NYMEX Natrual Gas Futures NG December 2021 contracts, expiring November 2021	713,702	23	(43,712)	(0 .59)
NYMEX Natural Gas Futures NG January 2022 contracts, expiring December 2021	701,660	23	(10,280)	(0 .14)
Total Open Futures Contracts*	$7,378,984	273	$(21,964)	(0 .29)

	Shares/Principal Amount	Market Value	% of Partners’ Capital
Cash Equivalents
United States Money Market Funds
RBC U.S. Government Money Market Fund - Institutional Share Class, 0.02%#	1,000,000	$1,000,000	13.60
Total United States Money Market Funds		$1,000,000	13.60

#	Reflects the 7-day yield at December 31, 2020.
*	Collateral amounted to $845,621 on open commodity futures contracts.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Schedule of Investments

December 31, 2019

	Notional	Number of	Value/ Unrealized Gain (Loss) on Open Commodity	% of Partners’
	Amount	Contracts	Contracts	Capital
Open Futures Contracts - Long
United States Contracts
NYMEX Natural Gas Futures NG February 2020 contracts, expiring January 2020	$372,317	12	$(109,637)	(3.25)
NYMEX Natural Gas Futures NG March 2020 contracts, expiring February 2020	355,883	12	(96,923)	(2.87)
NYMEX Natural Gas Futures NG April 2020 contracts, expiring March 2020	318,189	12	(60,309)	(1.79)
NYMEX Natural Gas Futures NG May 2020 contracts, expiring April 2020	337,171	13	(52,731)	(1.56)
NYMEX Natural Gas Futures NG June 2020 contracts, expiring May 2020	311,571	12	(42,051)	(1.25)
NYMEX Natural Gas Futures NG July 2020 contracts, expiring June 2020	306,018	12	(29,658)	(0.88)
NYMEX Natural Gas Futures NG August 2020 contracts, expiring July 2020	303,009	12	(24,729)	(0.73)
NYMEX Natural Gas Futures NG September 2020 contracts, expiring August 2020	277,911	12	(591)	(0.02)
NYMEX Natural Gas Futures NG October 2020 contracts, expiring September 2020	294,317	12	(12,797)	(0.38)
NYMEX Natural Gas Futures NG November 2020 contracts, expiring October 2020	291,221	12	19	0.00 *
NYMEX Natural Gas Futures NG December 2020 contracts, expiring November 2020	323,237	12	(10,877)	(0.32)
NYMEX Natural Gas Futures NG January 2021 contracts, expiring December 2020	321,794	12	4,606	0.14
Total Open Futures Contracts**	$3,812,638	145	$(435,678)	(12.91)

	Principal	Market	% of Partners’
	Amount	Value	Capital
Cash Equivalents
United States Treasury Obligations
U.S. Treasury Bills:
2.05%, 1/02/2020	$100,000	$99,994	2.96
2.03%, 1/09/2020	200,000	199,911	5.93
2.01%, 1/16/2020	100,000	99,917	2.96
2.04%, 1/23/2020	100,000	99,877	2.96
2.02%, 1/30/2020	100,000	99,839	2.96
1.90%, 2/06/2020	100,000	99,812	2.96
1.87%, 2/13/2020	100,000	99,778	2.96
1.85%, 2/20/2020	100,000	99,745	2.96
1.85%, 2/27/2020	100,000	99,710	2.96
1.83%, 3/05/2020	200,000	199,354	5.91
1.84%, 3/19/2020	100,000	99,606	2.95
1.88%, 3/26/2020	200,000	199,122	5.90
1.70%, 4/02/2020	100,000	99,568	2.95
1.64%, 4/09/2020	100,000	99,552	2.95
1.60%, 4/16/2020	100,000	99,532	2.95
1.60%, 4/23/2020	100,000	99,501	2.95
1.59%, 4/30/2020	100,000	99,475	2.95
1.54%, 5/07/2020	100,000	99,462	2.95
1.55%, 5/14/2020	100,000	99,427	2.95
1.55%, 5/21/2020	100,000	99,399	2.95
1.58%, 5/28/2020	100,000	99,354	2.94
1.53%, 6/04/2020	100,000	99,346	2.94
1.53%, 6/11/2020	100,000	99,315	2.94
1.54%, 6/18/2020	100,000	99,284	2.94
1.57%, 6/25/2020	100,000	99,237	2.94
Total Treasury Obligations		2,789,117	82.67

United States - Money Market Funds
Goldman Sachs Financial Square Funds - Government Fund - Class FS	400,000	400,000	11.86
Morgan Stanley Institutional Liquidity Funds - Government Portfolio	100,000	100,000	2.96
Total Money Market Funds		500,000	14.82
Total Cash Equivalents		$3,289,117	97.49

*	Represents less than 0.005%.
**	Collateral amounted to $803,973 on open futures contracts.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Statements of Operations

For the years ended December 31, 2020, 2019 and 2018

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed commodity futures contracts	$(608,115)	$(479,014)	$(11,739)
Change in unrealized gain (loss) on open commodity futures contracts	413,714	(389,575)	522,819
Dividend income	2,604	11,525	24,807
Interest income*	18,621	81,092	86,283
ETF transaction fees	1,400	700	2,800
Total Income (Loss)	$(171,776)	$(775,272)	$624,970

Expenses
General Partner management fees (Note 3)	$35,924	$32,545	$48,189
Professional fees	62,653	77,834	65,849
Brokerage commissions	1,633	1,231	1,334
Directors’ fees and insurance	2,711	1,096	1,447
License fees	718	651	964
Total Expenses	$103,639	$113,357	$117,783
Expense waiver	(60,535)	(74,303)	(59,956)
Net Expenses	$43,104	$39,054	$57,827
Net Income (Loss)	$(214,880)	$(814,326)	$567,143
Net Income (Loss) per limited partner share	$(0.69)	$(1.83)	$1.00
Net Income (Loss) per weighted average limited partner share	$(0.37)	$(1.80)	$0.84
Weighted average limited partner shares outstanding	587,397	452,329	671,507

*	Interest income does not exceed paid in kind of 5%.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Statement of Changes in Partners’ Capital

For the years ended December 31, 2020, 2019 and 2018

	Limited Partners*
	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Balances at beginning of year	$3,373,894	$5,642,871	$8,334,440
Addition of 550,000, – and 50,000 partnership shares, respectively	4,192,446	—	584,722
Redemption of (–), 150,000 and 400,000 partnership shares, respectively	—	(1,454,651)	(3,843,434)
Net income (loss)	(214,880)	(814,326)	567,143

Balances at end of year	$7,351,460	$3,373,894	$5,642,871

*	General Partners’ shares outstanding and capital for the periods presented were zero.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Statements of Cash Flows

For the years ended December 31, 2020, 2019 and 2018

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Cash Flows from Operating Activities:
Net income (loss)	$(214,880)	$(814,326)	$567,143
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in unrealized (gain) loss on open commodity futures contracts	(413,714)	389,575	(522,819)
(Increase) decrease in receivable from General Partner	13,767	(14,346)	1,757
(Increase) decrease in dividends receivable	649	1,921	(260)
(Increase) decrease in interest receivable	73	42	(201)
(Increase) decrease in prepaid insurance*	24	(120)	253
(Increase) decrease in other assets	—	216	(216)
Increase (decrease) in payable due to Broker	—	(81,581)	81,581
Increase (decrease) in General Partner management fees payable	1,336	(950)	(1,784)
Increase (decrease) in professional fees payable	(32,027)	5,541	(21,209)
Increase (decrease) in brokerage commissions payable	(180)	—	(610)
Increase (decrease) in directors’ fees payable*	1,927	(22)	(62)
Increase (decrease) in insurance payable	(983)	(516)	516
Increase (decrease) in license fees payable	—	—	(331)
Net cash provided by (used in) operating activities	(644,008)	(514,566)	103,758

Cash Flows from Financing Activities:
Addition of partnership shares	4,192,446	—	584,722
Redemption of partnership shares	—	(1,454,651)	(3,843,434)
Net cash provided by (used in) financing activities	4,192,446	(1,454,651)	(3,258,712)

Net Increase (Decrease) in Cash and Cash Equivalents	3,548,438	(1,969,217)	(3,154,954)

Total Cash, Cash Equivalents and Equity in Trading Accounts, beginning of year	3,794,705	5,763,922	8,918,876
Total Cash, Cash Equivalents and Equity in Trading Accounts, end of year	$7,343,143	$3,794,705	$5,763,922

Components of Cash and Cash Equivalents:
Cash and cash equivalents	$6,497,522	$2,990,732	$5,167,367
Equity in Trading Accounts:
Cash and cash equivalents	845,621	803,973	596,555
Total Cash, Cash Equivalents and Equity in Trading Accounts	$7,343,143	$3,794,705	$5,763,922

*	Certain prior year amounts have been reclassified for consistency with the current presentation.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Notes to Financial Statements

For the years ended December 31, 2020, 2019 and 2018

NOTE 1 — ORGANIZATION AND BUSINESS

The United States 12 Month Natural Gas Fund, LP (“UNL”) was organized as a limited partnership under the laws of the state of Delaware on June 27, 2007. UNL is a commodity pool that issues limited partnership shares (“shares”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). UNL will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017 (the “LP Agreement”).

The investment objective of UNL is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily changes in the average of the prices of 12 futures contracts for natural gas traded on the New York Mercantile Exchange (the “NYMEX”), consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire and the contracts for the following 11 consecutive months (the “Benchmark Futures Contracts”), plus interest earned on UNL’s collateral holdings, less UNL’s expenses. When calculating the daily movement of the average price of the 12 contracts, each contract month is equally weighted.

UNL seeks to achieve its investment objective by investing primarily in futures contracts for natural gas that are traded on the NYMEX, ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”), or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and, to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other natural gas investments such as cash-settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts, and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, as well as futures contracts for crude oil, heating oil, gasoline, and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). Market conditions that USCF currently anticipates could cause UNL to invest in Other Natural Gas-Related Investments include those allowing UNL to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Futures Contracts and Other Natural Gas-Related Investments collectively are referred to as “Natural Gas Interests” in this annual report on Form 10-K.

In addition, USCF believes that market arbitrage opportunities will cause daily changes in UNL’s share price on the NYSE Arca on a percentage basis to closely track daily changes in UNL’s per share NAV on a percentage basis. USCF further believes that the daily changes in average of the prices of the Benchmark Futures Contracts have historically closely tracked the daily changes in the spot price of natural gas. USCF believes that the net effect of these two expected relationships will be that the daily changes in the price of UNL’s shares on the NYSE Arca on a percentage basis will continue to closely track the daily changes in the spot price of natural gas on a percentage basis, less UNL’s expenses.

Specifically, UNL seeks to achieve its investment objective by investing so that the average daily percentage change in UNL’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contracts over the same period.

Investors should be aware that UNL’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas nor is UNL’s investment objective for the percentage change in its NAV to reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. This is because natural market forces called contango and backwardation have impacted the total return on an investment in UNL’s shares during the past year relative to a hypothetical direct investment in natural gas and, in the future, it is likely that the relationship between the market price of UNL’s shares and changes in the spot prices of natural gas will continue to be so impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing natural gas, which could be substantial.)

United States Commodity Funds LLC (“USCF”), the general partner of UNL, believes that it is not practical to manage the portfolio to achieve such an investment goal when investing in Futures Contracts (as defined below) and Other Natural Gas-Related Investments (as defined below).

As of December 31, 2020, UNL held 273 Futures Contracts for natural gas traded on the NYMEX and did not hold any Futures Contracts traded on ICE Futures US.

UNL commenced investment operations on November 18, 2009 and has a fiscal year ending on December 31. USCF is responsible for the management of UNL. USCF is a member of the National Futures Association (the “NFA”) and became registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013.

USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”) and the United States Gasoline Fund, LP (“UGA”), which listed their limited partnership shares on the American Stock Exchange (the “AMEX”) under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007 and “UGA” on February 26, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USO’s, UNG’s, USL’s and UGA’s shares commenced trading on the NYSE Arca on November 25, 2008. USCF is also the general partner of the United States Brent Oil Fund, LP (“BNO”), which listed its limited partnership shares on the NYSE Arca under the ticker symbol “BNO” on June 2, 2010.

USCF is also the sponsor of the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”) and the USCF Crescent Crypto Index Fund (“XBET”), each a series of the United States Commodity Index Funds Trust (“USCIFT”). A registration statement that had been previously filed for XBET was withdrawn on June 25, 2020. USCI and CPER listed their shares on the NYSE Arca under the ticker symbols “USCI” on August 10, 2010 and “CPER” on November 15, 2011, respectively.

USO, UNG, UGA, UNL, USL, BNO, USCI and CPER are referred to collectively herein as the “Related Public Funds.”

UNL issues shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

Authorized Participants pay a transaction fee of $350 to UNL for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 50,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of UNL but rather at market prices quoted on such exchange.

In November 2009, UNL initially registered 30,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On November 18, 2009, UNL listed its shares on the NYSE Arca under the ticker symbol “UNL”. On that day, UNL established its initial per share NAV by setting the price at $50.00 and issued 200,000 shares in exchange for $10,000,000. UNL also commenced investment operations on November 18, 2009, by purchasing Futures Contracts traded on the NYMEX based on natural gas. As of December 31, 2020, UNL had registered a total of 30,000,000 shares.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with U.S. GAAP as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. UNL is an investment company and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. UNL earns income on funds held at the custodian or futures commission merchants (“FCMs”) at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

UNL is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, UNL is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. UNL files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. UNL is not subject to income tax return examinations by major taxing authorities for years before 2017. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in UNL recording a tax liability that reduces net assets. However, UNL’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. UNL recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2020.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

UNL receives or pays the proceeds from shares sold or redeemed within two business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in UNL’s statements of financial condition as receivable for shares sold and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay UNL a $350 transaction fee for each order placed to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of UNL in proportion to the number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share NAV

UNL’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. UNL uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2020.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by UNL. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of six months or less.

Reclassification

Certain amounts in the accompanying financial statements were reclassified to conform to the current presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

NOTE 3 — FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of UNL in accordance with the objectives and policies of UNL. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to UNL. For these services, UNL is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.75% per annum of average daily total net assets.

Ongoing Registration Fees and Other Offering Expenses

UNL pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale.  For the years ended December 31, 2020, 2019 and 2018, UNL did not incur registration fees and other offering expenses.

Independent Directors’ and Officers’ Expenses

UNL is responsible for paying its portion of the directors’ and officers’ liability insurance for UNL and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of UNL and the Related Public Funds. UNL shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each Related Public Fund computed on a daily basis. These fees and expenses for the year ending December 31, 2020 are estimated to be a total of $2,711 for UNL and, in the aggregate for UNL and the Related Public Funds, $585,896. For the year ended December 31, 2019 these fees and expenses were $556,951 for UNL and the Related Public Funds. UNL’s portion of such fees and expenses for the year ended December 31, 2019 was $1,096. For the year ended December 31, 2018, these fees and expenses were $521,689 for UNL and the Related Public Funds. UNL’s portion of such fees and expenses for the year ended December 31, 2018 was $1,447.

Licensing Fees

As discussed in Note 4 below, UNL entered into a licensing agreement with the NYMEX on December 4, 2007, as amended on October 20, 2011. Pursuant to the agreement, UNL and the Related Public Funds, other than BNO, USCI and CPER, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2020, 2019 and 2018, UNL incurred $718, $651 and $964, respectively under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with UNL’s audit expenses and tax accounting and reporting requirements are paid by UNL. These costs are estimated to be $51,400 for the year ending December 31, 2020, approximately $77,800 for the year ended December 31, 2019 and approximately $65,000 for the year ended December 31, 2018. Tax reporting costs fluctuate between years due to the number of shareholders during any given year.

Other Expenses and Fees and Expense Waivers

In addition to the fees described above, UNL pays all brokerage fees and other expenses in connection with the operation of UNL, excluding costs and expenses paid by USCF as outlined in Note 4 – Contracts and Agreements below. USCF paid certain expenses on a discretionary basis typically borne by UNL, where expenses exceed 0.15% (15 basis points) of UNL’s NAV, on an annualized basis. USCF has no obligation to continue such payments into subsequent periods. For the year ended December 31, 2020, USCF waived $60,535 of UNL’s expenses. This voluntary expense waiver is in addition to those amounts USCF is contractually obligated to pay as described in Note 4 – Contracts and Agreements.

NOTE 4 — CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

UNL is party to a marketing agent agreement, dated as of October 30, 2009, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for UNL as outlined in the agreement. The fee of the Marketing Agent, which is borne by USCF, is equal to 0.06% on UNL’s assets up to $3 billion and 0.04% on UNL’s assets in excess of $3 billion. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services exceed 10% of the gross proceeds of UNL’s offering.

The above fee does not include website construction and development, which are also borne by USCF.

Custody, Transfer Agency and Fund Administration and Accounting Services Agreements

USCF engaged The Bank of New York Mellon, a New York corporation authorized to do a banking business (“BNY Mellon”), to provide UNL and each of the Related Public Funds with certain custodial, administrative and accounting, and transfer agency services, pursuant to the following agreements with BNY Mellon dated as of March 20, 2020 (together, the “BNY Mellon Agreements”), which were effective as of April 1, 2020: (i) a Custody Agreement; (ii) a Fund Administration and Accounting Agreement; and (iii) a Transfer Agency and Service Agreement. USCF pays the fees of BNY Mellon for its services under the BNY Mellon Agreements and such fees are determined by the parties from time to time.

Brown Brothers Harriman and Co. (“BBH&Co.”) previously served as the Administrator, Custodian, Transfer Agent and Fund Accounting Agent for UNL and the Related Public Funds prior to BNY Mellon commencing such services on April 1, 2020. Certain fund accounting and fund administration services rendered by BBH&Co. to UNL and the Related Public Funds terminated on May 31, 2020 to allow for the transition to BNY Mellon.

Brokerage and Futures Commission Merchant Agreements

UNL entered into a brokerage agreement with RBC Capital Markets LLC (“RBC”) to serve as UNL’s FCM effective October 10, 2013.  UNL has engaged each of RCG Division of Marex Spectron (“RCG”), E D & F Man Capital Markets Inc. (“MCM”) and Macquarie Futures USA LLC (“MFUSA”) to serve as an additional FCM to UNL effective on May 28, 2020, June 5, 2020, and December 3, 2020, respectively. The agreements with UNL’s FCMs require the FCMs to provide services to UNL in connection with the purchase and sale of Natural Gas Futures Contracts and Other Natural Gas-Related Investments that may be purchased and sold by or through the applicable FCM for UNL’s account. In accordance with the FCM agreements, UNL pays each FCM commissions of approximately $7 to $8 per round-turn trade, including applicable exchange, clearing and NFA fees for Natural Gas Futures Contracts and options on Natural Gas Futures Contracts. Such fees include those incurred when purchasing Natural Gas Futures Contracts and options on Natural Gas Futures Contracts when UNL issues shares as a result of a Creation Basket, as well as fees incurred when selling Natural Gas Futures Contracts and options on Natural Gas Futures Contracts when UNL redeems shares as a result of a Redemption Basket. Such fees are also incurred when Natural Gas Futures Contracts and options on Natural Gas Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. UNL also incurs commissions to brokers for the purchase and sale of Natural Gas Futures Contracts, Other Natural Gas-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Total commissions accrued to brokers	$1,633	$1,231	$1,334
Total commissions as annualized percentage of average total net assets	0.03%	0.03%	0.02%
Commissions accrued as a result of rebalancing	$1,153	$1,084	$823
Percentage of commissions accrued as a result of rebalancing	70.61%	88.06%	61.69%
Commissions accrued as a result of creation and redemption activity	$480	$147	$511
Percentage of commissions accrued as a result of creation and redemption activity	29.39%	11.94%	38.31%

The increase in total commissions accrued to brokers for the year ended December 31, 2020, compared to the year ended December 31, 2019, was due primarily to a higher number of natural gas futures contracts being held and traded.

NYMEX Licensing Agreement

UNL and the NYMEX entered into a licensing agreement on December 4, 2007, as amended on October 20, 2011, whereby UNL was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, UNL and the Related Public Funds, other than BNO, USCI, CPER, USOU and USOD, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. UNL expressly disclaims any association with the NYMEX or endorsement of UNL by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

UNL may engage in the trading of futures contracts, options on futures contracts, cleared swaps and OTC swaps (collectively, “derivatives”). UNL is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

UNL may enter into futures contracts, options on futures contracts, cleared swaps, and OTC-swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe, and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties. OTC swaps are entered into between two parties in private contracts. In an OTC swap, each party bears credit risk to the other party, i.e., the risk that the other party may not be able to perform its obligations under the OTC swap.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The CEA requires FCMs to segregate all customer transactions and assets from the FCM’s proprietary activities. To reduce the credit risk that arises in connection with OTC swaps, UNL will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc., which provides for the netting of its overall exposure to its counterparty. The Master Agreement is negotiated as between the parties and would address, among other things, the exchange of margin between the parties.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure UNL has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

As to OTC swaps, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange-traded futures contracts and securities or cleared swaps, because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

A novel strain of coronavirus (COVID-19) outbreak was declared a pandemic by the World Health Organization on March 11, 2020. The situation is evolving with various cities and countries around the world responding in different ways to address the outbreak. There are direct and indirect economic effects developing for various industries and individual companies throughout the world. Management will continue to monitor the impact COVID-19 has on UNL and reflect the consequences as appropriate in UNL’s accounting and financial reporting. The recent pandemic spread of the novel coronavirus and related geopolitical events could lead to increased market volatility, disruption to U.S. and world economies and markets and may have significant adverse effects on UNL and its investments.

All of the futures contracts held by UNL through December 31, 2020 were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if UNL were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. UNL has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, UNL bears the risk of financial failure by the clearing broker.

UNL’s cash and other property, such as Treasuries, deposited with its FCMs are considered commingled with all other customer funds, subject to such FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of UNL’s assets posted with that FCM; however, the majority of UNL’s assets are held in investments in Treasuries, cash and/or cash equivalents with UNL’s custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of UNL’s custodian, however, could result in a substantial loss of UNL’s assets.

USCF invests a portion of UNL’s cash in money market funds that seek to maintain a stable per share NAV. UNL is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2020 and December 31, 2019, UNL held investments in money market funds in the amounts of $1,000,000 and $500,000, respectively. UNL also holds cash deposits with its custodian. As of December 31, 2020 and December 31, 2019, UNL held cash deposits and investments in Treasuries in the amounts of $6,343,143 and $3,294,705 respectively, with the custodian and FCMs. Some or all of these amounts may be subject to loss should UNL’s custodian and/or FCMs cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, UNL is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short or that the value of the futures contract could fall below zero. As both a buyer and a seller of options, UNL pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

UNL’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, UNL has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by UNL are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 — FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2020, 2019 and 2018 for the shareholders. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2020	Year ended December 31, 2019	Year ended December 31, 2018
Per Share Operating Performance:
Net asset value, beginning of year	$8.43	$10.26	$9.26
Total income (loss)	(0.62)	(1.74)	1.09
Total expenses	(0.07)	(0.09)	(0.09)
Net increase (decrease) in net asset value	(0.69)	(1.83)	1.00
Net asset value, end of year	$7.74	$8.43	$10.26

Total Return	(8.19)%	(17.84)%	10.80%

Ratios to Average Net Assets
Total income (loss)	(3.59)%	(17.87)%	9.73%
Management fees	0.75%	0.75%	0.75%
Expenses excluding management fees	1.41%	1.86%	1.08%
Expense waived	(1.26)%	(1.71)%	(0.93)%
Net expense excluding management fees	0.15%	0.15%	0.15%
Net income (loss)	(4.49)%	(18.77)%	8.83%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from UNL.

NOTE 7  — QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for the three-month periods ended March 31, June 30, September 30 and December 31, 2020 and 2019.

	First Quarter 2020	Second Quarter 2020	Third Quarter 2020	Fourth Quarter 2020
Total Income (Loss)	$(315,759)	$(79,714)	$784,562	$(560,865)
Total Expenses	22,976	26,044	27,598	27,021
Expense Waivers	(16,022)	(17,683)	(14,037)	(12,793)
Net Expense	6,954	8,361	13,561	14,228
Net Income (Loss)	$(322,713)	$(88,075)	$771,001	$(575,093)
Net Income (Loss) per Share	$(0.80)	$(0.08)	$1.02	$(0.83)

	First Quarter 2019	Second Quarter 2019	Third Quarter 2019	Fourth Quarter 2019
Total Income (Loss)	$123,909	$(614,755)	$(111,493)	$(172,933)
Total Expenses	31,893	31,133	25,256	25,075
Expense Waivers	(20,977)	(21,137)	(16,088)	(16,101)
Net Expense	10,916	9,996	9,168	8,974
Net Income (Loss)	$112,993	$(624,751)	$(120,661)	$(181,907)
Net Income (Loss) per Share	$0.24	$(1.39)	$(0.27)	$(0.41)

NOTE 8 — FAIR VALUE OF FINANCIAL INSTRUMENTS

UNL values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of UNL (observable inputs) and (2) UNL’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of UNL’s securities at December 31, 2020 using the fair value hierarchy:

At December 31, 2020	Total	Level I	Level II	Level III
Short-Term Investments	$1,000,000	$1,000,000	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	(21,964)	(21,964)	—	—

The following table summarizes the valuation of UNL’s securities at December 31, 2019 using the fair value hierarchy:

At December 31, 2019	Total	Level I	Level II	Level III
Short-Term Investments	$3,289,117	$3,289,117	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	(435,678)	(435,678)	—	—

Effective January 1, 2009, UNL adopted the provisions of Accounting Standards Codification 815 — Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments
Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value at December 31, 2020	Fair Value at December 31, 2019
Futures - Commodity Contracts	Assets	$(21,964)	$(435,678)

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2020		For the year ended December 31, 2019		For the year ended December 31, 2018
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) in Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) in Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures - Commodity Contracts	Realized gain (loss) on closed positions	$(608,115)		$(479,014)		$(11,739)

	Change in unrealized gain (loss) on open positions		$413,714		$(389,575)		$522,819

NOTE 9 — RECENT ACCOUNTING PRONOUNCEMENTS

In August 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-13, which changes certain fair value measurement disclosure requirements. The new ASU, in addition to other modifications and additions, removes the requirement to disclose the amount and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, and UNL’s policy for the timing of transfers between levels. The amendments are effective for financial statements issued for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. UNL has evaluated the implications of certain provisions of the ASU and has determined that there will be no material impacts to the financial statements.

NOTE 10 — SUBSEQUENT EVENTS

UNL has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.